Exhibit 6.10

PROMISSORY NOTE AND SECURITY AGREEMENT

$1,000,000	January 11, 2017

For value received, Groundfloor Finance Inc., a Georgia corporation (the “Company”), promises to pay to ISB Development Corp. or its assigns (the “Holder”), the principal sum of One Million Dollars ($1,000,000) together with accrued but unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1.           Repayment. All payments of interest and principal under this Promissory Note and Security Agreement (this “Note”) shall be in lawful money of the United States of America. All payments shall be applied first to accrued but unpaid interest, and thereafter to outstanding principal of this Note. This Note shall be repaid to the Holder by wire transfer of immediately available funds to an account designated in writing by the Holder or by check at an address designated in writing by the Holder as follows: (i) Two Hundred Fifty Thousand Dollars ($250,000) of the principal amount of this Note, plus any accrued but unpaid interest thereon, shall be due and payable on March 31, 2017, (ii) Two Hundred Fifty Thousand Dollars ($250,000) of the principal amount of this Note, plus any accrued but unpaid interest thereon, shall be due and payable on June 30, 2017, and (iii) any remaining outstanding principal amount of this Note, plus any remaining accrued but unpaid interest, shall be due and payable on October 31, 2017 (the “Maturity Date”).

2.           Interest Rate. The Company promises to pay simple interest on the outstanding principal amount of this Note from the date hereof until payment in full of this Note, which interest shall be payable at the rate of eight percent (8%) per annum or the maximum rate permissible by law, whichever is less. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

3.           Origination Fee. Upon issuance of this Note, the Holder shall be entitled to receive an origination fee equal to Ten Thousand Dollars ($10,000) (the “Origination Fee”), which Origination Fee shall be paid concurrently with the funding of the principal under this Note.

4.           Prepayment. Notwithstanding anything to the contrary contained herein, at any time and from time to time, the Company shall have, in its sole discretion, the option to prepay this Note without premium or penalty of any kind.

5.           Security Agreement.

(a)          Security Interest. As continuing collateral security for the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Company’s obligations under this Note, the Company hereby irrevocably grants, subject to the terms of this Note, a continuing first priority security interest in the Collateral (as defined below) (which shall be subject to the Permitted Encumbrances (as defined below)). Notwithstanding anything to the contrary contained herein, the security interest created by this Note shall not extend to, and the term “Collateral” shall not include, any Excluded Property (as defined below) and the Company shall from time to time at the reasonable request of the Holder give written notice to the Holder identifying in reasonable detail the Excluded Property and shall provide to the Holder such other information regarding the Excluded Property as the Holder may reasonably request. The Company represents and warrants that (i) at the time the Collateral becomes subject to the lien and security interest created by this Note, the Company will be the sole, direct, legal and beneficial owner thereof, and to the Company’s knowledge, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Note and for the Permitted Encumbrances, and (ii) the pledge of the Collateral pursuant to this Note creates a valid and perfected first priority security interest in the Collateral, securing the payment and performance when due of payments hereunder.

(b)          Financing Statements. The Company hereby covenants and agrees to execute (if execution is necessary) Uniform Commercial Code (“UCC”) financing statements in order to perfect a lien in and to the Collateral (collectively, the “Financing Statements”) and permits the Holder to file, at Company’s expense, any such Financing Statements in any filing office in any UCC jurisdiction as deemed reasonably necessary by the Holder to perfect its security interest in the Collateral. The Company also authorizes the Holder to file, at Company’s expense, continuation statements to such Financing Statements without the signature of the Company so long as such continuation statements shall be consistent with the intent of this Note. Upon repayment of this Note in full, the Holder shall and hereby does release its security interest in the Collateral and, at Company’s expense, shall execute and deliver to the Company all UCC termination statements to terminate any Financing Statements filed at any time in any jurisdiction in connection with this Note and similar documents that the Company shall reasonably request to evidence such termination.

(c)          Definitions: For purposes of this Note, the following definitions shall apply:

“Collateral” means all of the Company’s right, title and interest in all of the Company’s Property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence, and all proceeds thereof, including, but not limited to, the following: (i) all General Intangibles; (ii) all Chattel Paper; (iii) all Instruments and Documents and any other instrument or intangible representing payment for goods or services; (iv) all Equipment; (v) all Investment Property; (vi) all Commercial Tort Claims; (vii) all Letter-of-Credit Rights; (viii) all Deposit Accounts and funds on deposit therein; (ix) all Fixtures; (x) all Inventory; and (xi) all Accounts. Any term used in this definition and in any Financing Statement filed in connection with the Note which is defined in the Uniform Commercial Code as in effect in the state of Georgia and not otherwise defined in this Note has the meaning given to the term in the Uniform Commercial Code;

“Excluded Property” means (i) any assets serving as collateral for the Company’s credit facility with Revolver, LLC, including, without limitation, the Company’s equity interest in Groundfloor Holdings GA, LLC; (ii) any real estate development loans (“Developer Loans”) for which a series of Limited Recourse Obligations (“LROs”) has been issued, regardless of whether such Developer Loans and corresponding series of LROs have been issued by the Company or a subsidiary of the Company; (iii) the equity interest in any subsidiary formed by the Company for the sole purpose of issuing Developer Loans and corresponding series of LROs to be qualified under Regulation A of the Securities Act of 1933, as amended, (iv) any Property (but not the proceeds thereof) to the extent that the Company is prohibited from granting a lien upon any such Property by reason of any applicable laws to which the Company is subject, except to the extent such prohibition is ineffective under the Uniform Commercial Code of any relevant jurisdiction or other applicable laws; (v) any (1) lease, license, contract, or other agreement to which the Company is a party or any of its rights thereunder, and (2) Property that is subject to a lien securing a purchase money debt or a capital lease, in the case of each of (1) and (2) if and for so long as the grant of a security interest in or lien on any such lease, license, contract, agreement, Property, rights or other interests is expressly prohibited under or results in a termination under, or would give any party thereto the right to terminate its obligations pursuant to the terms of, any such lease, license, contract, agreement, Property, rights or other interests or any agreement documenting such purchase money debt or capital lease (in each case other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code of any relevant jurisdiction or any other applicable laws or principles of equity); provided that, the term “Collateral” shall include any and all accounts and proceeds arising from the sale of any such excluded lease, license, contract, agreement, Property, rights or other interests to the extent that the assignment or encumbering of such accounts and proceeds is not subject to the same or similar prohibitions or restrictions; and (vi) any trademark application that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of a security interest therein (including intent-to-use trademark applications filed with the United States Patent and Trademark Office prior to the acceptance of a statement of use or amendment to allege use) to the extent and for so long as the grant and/or enforcement of a security interest therein would cause such application to be invalidated, canceled, voided or abandoned;

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“Permitted Encumbrances” means (i) liens, charges or encumbrances for taxes, assessments or governmental changes or claims which are not yet due and payable or being contested in good faith; (ii) liens securing purchase money debt, not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate; (iii) statutory liens arising in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ liens and other similar liens; (iv) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (v) liens arising by virtue of a judgment or judicial order against the Company, or any Property of the Company, as long as such liens are in existence for less than twenty (20) consecutive days or being contested in good faith; (vi) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on real estate owned or leased by the Company, that do not secure any monetary obligation and do not interfere with the Company’s ordinary course of business; and (vii) normal and customary rights of setoff upon deposits in favor of depository institutions, and liens of a collecting bank on checks, drafts or other items of payment payable to the Company, including those constituting proceeds of any Collateral, in the course of collection; and

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

6.           Default. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under (c) or (d) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)          The Company’s failure to timely make any payment (whether principal, interest or otherwise) under this Note, which has not been cured within five (5) days of the applicable payment date;

(b)          The Company shall default in its performance of any covenant under the this Note;

(c)          The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(d)          An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

Upon the occurrence of an Event of Default, (i) and during the continuation thereof, the outstanding principal amount of this Note will bear interest at a rate per annum equal to fifteen percent (15%), computed on the basis of the actual number of days elapsed commencing on the date of this Note and a 360-day year; and (ii) the Holder may at any time declare the entire unpaid principal balance hereof and all accrued interest thereon to be immediately due and payable. If an Event of Default occurs, in addition to any rights and remedies provided herein, the Holder shall have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the state of Georgia.

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7.          Waiver. The Company waives presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of nonpayment and notice of acceleration of intent of acceleration of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

8.          Governing Law. This Note shall be governed by and construed under the laws of the State of Georgia, as applied to agreements among Georgia residents, made and to be performed entirely within the State of Georgia, without giving effect to conflicts of laws principles.

9.          Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile or electronic transmission if sent during normal business hours of the recipient on a business day, or if not, then on the next business day; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt (or, in the case of non-U.S. residents, two (2) business days after deposit with an internationally recognized overnight courier, specifying international priority delivery, with written verification of receipt). All communications shall be sent to the following addresses:

If to the Company:	75 5th St NW, Suite 2170
Atlanta, GA 30308
Attention: CEO

If to the Holder:	3400 Peachtree Road NE, Suite 730
Atlanta, GA 30326
Attention: President

or at such address as the Company or the Holder may designate by ten (10) days’ advance written notice to the other party hereto.

10.         Lost Documents. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any note exchanged for it, and an indemnity agreement reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such note (in the case of mutilation), the Company, at its own expense, will make and deliver in lieu of such note a new note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of the note in lieu of which such new note is made and delivered.

11.         Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.

12.         Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, (i) the Company may not assign or otherwise transfer this Note or its obligations hereunder without the prior written consent of the Holder and (ii) the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates of the Holder. Subject to the preceding sentence, this Note may be transferred by the Holder only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest (and reflecting accrued interest) will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

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13.         Invalidity. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. In such an event, the parties will in good faith attempt to effect the business agreement represented by such invalidated term to the fullest extent permitted by law.

14.         Time of the Essence. Time is of the essence with respect to all of the Company’s obligations and agreements under this Note.

[Signature Page Follows]

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[Signature Page to Promissory Note]

GROUNDFLOOR FINANCE INC.

By:	/s/ Brian Dally
Brian Dally
Chief Executive Officer

FIRST AMENDMENT TO PROMISSORY NOTE AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO PROMISSORY NOTE AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 20, 2017, by and among Groundfloor Finance Inc., a Georgia corporation (the “Company”) and ISB Development Corp. (the “Holder”).

WHEREAS, the Company and the Holder are parties to that certain Promissory Note and Security Agreement dated as of January 11, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, the Company and the Holder have agreed to amend the Note, on the terms and subject to the conditions contained herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.          Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Note.

2.          Amendment to Note. Subject to the satisfaction of the conditions set forth in Section 4 below, Section 1 of the Note is hereby amended and restated in its entirety as follows:

“1. Repayment. All payments of interest and principal under this Promissory Note and Security Agreement (this “Note”) shall be in lawful money of the United States of America. This Note shall be repaid to the Holder by wire transfer of immediately available funds to an account designated in writing by the Holder or by check at an address designated in writing by the Holder as follows: (i) Two Hundred Fifty Thousand Dollars ($250,000) of the principal amount of this Note, plus any accrued but unpaid interest thereon, shall be due and payable on June 30, 2017, (ii) Two Hundred Fifty Thousand Dollars ($250,000) of the principal amount of this Note shall be due and payable on September 30, 2017, and (iii) any remaining outstanding principal amount of this Note, plus any remaining accrued but unpaid interest, shall be due and payable on December 31, 2017 (the “Maturity Date”).”

3.            Continuing Effect. Except as expressly set forth in this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions, or other provisions of the Note, and the Note shall remain unchanged and shall continue in full force and effect, as amended hereby.

4.            Conditions to Effectiveness. This Amendment shall become effective upon:

(a)          the execution and delivery of a counterpart of this Amendment by each of the Company and the Holder; and

(b)          payment of a $5,000 amendment fee by the Company to the Holder, which fee shall be non-refundable.

5.          Governing Law. This Amendment shall be governed by and construed under the laws of the State of Georgia, as applied to agreements among Georgia residents, made and to be performed entirely within the State of Georgia, without giving effect to conflicts of laws principles.

6.          Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

GROUNDFLOOR FINANCE INC.
a Georgia corporation

By:	/s/ Brian Dally
Brian Dally
Chief Executive Officer

[Signature Page to First Amendment to Promissory Note and Security Agreement]

ISB DEVELOPMENT CORP.

By:	/s/ S. Kouzmine
Name: S. Kouzmine
Title: President

[Signature Page to First Amendment to Promissory Note and Security Agreement]

SECOND AMENDMENT TO PROMISSORY NOTE AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO PROMISSORY NOTE AND SECURITY AGREEMENT (this “Amendment”) is entered into as of June 15, 2017, by and among Groundfloor Finance Inc., a Georgia corporation (the “Company”) and ISB Development Corp. (the “Holder”).

WHEREAS, the Company and the Holder are parties to that certain Promissory Note and Security Agreement dated as of January 11, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, the Company and the Holder have agreed to amend the Note, on the terms and subject to the conditions contained herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.            Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Note.

2.           Amendments to Note. Subject to the satisfaction of the conditions set forth in Section 4 below, the Note is hereby amended as follows:

(a)          Each occurrence in the Note of the text “$1,000,000” is hereby replaced with the text “$2,000,000”.

(b)          Section I of the Note is hereby amended and restated in its entirety to read as follows:

“1. Repayment. All payments of interest and principal under this Promissory Note and Security Agreement (this “Note”) shall be in lawful money of the United States of America. This Note shall be repaid to the Holder by wire transfer of immediately available funds to an account designated in writing by the Holder or by check at an address designated in writing by the Holder as follows: (i) Two Hundred Fifty Thousand Dollars ($250,000) of the principal amount of this Note, plus any accrued but unpaid interest thereon, shall be due and payable on June 30, 2017, (ii) One Million Two Hundred Fifty Thousand Dollars ($1,250 ,000) of the principal amount of this Note, plus any accrued but unpaid interest thereon, shall be due and payable on September 30, 2017, and (iii) any remaining outstanding principal amount of this Note, plus any remaining accrued but unpaid interest, shall be due and payable on December 31, 2017 (the “Maturity Date”).”

3.           Continuing Effect. Except as expressly set forth in this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions, or other provisions of the Note, and the Note shall remain unchanged and shall continue in full force and effect, as amended here by.

4.           Conditions to Effectiveness. This Amendment shall become effective upon:

(a)          the execution and delivery of a counterpart of this Amendment by each of the Company and the Holder; and

(b)          payment, within 30 days following the date of this Amendment, of a $30,000 amendment fee by the Company to the Holder, which fee shall be non-refundable.

5.          Governing Law. This Amendment shall be governed by and construed under the laws of the State of Georgia, as applied to agreements among Georgia residents, made and to be performed entirely within the State of Georgia, without giving effect to conflicts of laws principles.

6.          Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counter parts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

GROUNDFLOOR FINANCE INC.
a Georgia corporation

By:	/s/ Brian Dally
Brian Dally
Chief Executive Officer

[Signature Page to Second Amendment to Promissory Note and Security Agreement]

ISB DEVELOPMENT CORP.

By:	/s/ S. Kouzmine
Name: S. Kouzmine
Title: President

[Signature Page to Second Amendment to Promissory Note and Security Agreement]

THIRD AMENDMENT TO PROMISSORY NOTE AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO PROMISSORY NOTE AND SECURITY AGREEMENT (this “Amendment”) is entered into as of October 1, 2017, by and among Groundfloor Finance Inc., a Georgia corporation (the “Company”) and ISB Development Corp. (the “Holder”).

WHEREAS, the Company and the Holder are parties to that certain Promissory Note and Security Agreement dated as of January 11, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, the Company and the Holder have agreed to amend the Note, on the terms and subject to the conditions contained herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.           Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Note.

2.           Amendments to Note. Subject to the satisfaction of the conditions set forth in Section 4 below, the Note is hereby amended as follows:

(a)          Each occurrence in the Note of the text “$2,000,000” is hereby replaced with the text “$1,750,000”.

(b)          Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“1.          Repayment. All payments of interest and principal under this Promissory Note and Security Agreement (this “Note”) shall be in lawful money of the United States of America. This Note shall be repaid to the Holder by wire transfer of immediately available funds to an account designated in writing by the Holder or by check at an address designated in writing by the Holder as follows: (i) Two Hundred Fifty Thousand Dollars ($250,000) of the principal amount of this Note, plus any accrued but unpaid interest thereon, shall be due and payable on March 31, 2019, (ii) Five Hundred Thousand Dollars ($500,000) of the principal amount of this Note, plus any accrued but unpaid interest thereon, shall be due and payable on June 30, 2019, (iii) Five Hundred Thousand Dollars ($500,000) of the principal amount of this Note, plus any accrued but unpaid interest thereon, shall be due and payable on September 30, 2019, and (iii) any remaining outstanding principal amount of this Note, plus any remaining accrued but unpaid interest, shall be due and payable on December 31, 2019 (the “Maturity Date”).”

(c)          Section 2 of the Note is hereby amended and restated in its entirety to read as follows:

“2.          Interest Rate. The Company promises to pay simple interest on the outstanding principal amount of this Note from the date hereof until payment in full of this Note, which interest shall be payable at the Stated Rate (as defined below) or the maximum rate permissible by law, whichever is less. “Stated Rate” shall mean either (i) eight percent (8%) per annum from January 11, 2017 until September 30, 2017 or (ii) fourteen percent (14%) per annum from October 1, 2017 until payment in full of this Note. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.”

(d)          The last paragraph of Section 6 of the Note is hereby amended and restated in its entirety to read as follows:

“Upon the occurrence of an Event of Default, (i) and during the continuation thereof, the outstanding principal amount of this Note will bear interest at a rate per annum equal to the Stated Rate plus seven percent (7%), computed on the basis of the actual number of days elapsed commencing on the date of this Note and a 360-day year; and (ii) the Holder may at any time declare the entire unpaid principal balance hereof and all accrued interest thereon to be immediately due and payable. If an Event of Default occurs, in addition to any rights and remedies provided herein, the Holder shall have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the state of Georgia.”

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(e)          A new Section 15 is hereby added to the Note as follows:

“15.         Financial Covenants. The Company covenants with, and represents and warrants to, Holder that from and after October 1, 2017 until the obligations under this Note are paid and satisfied in full:

(a)          The Company shall not report a net loss for the quarter ending December 31, 2017 that is greater than $350,000.00 (as reported on the Company’s financial statements delivered to Holder no later than thirty (30) days after the end of the December 31, 2017, prepared in a manner consistent with prior reporting periods).

(b)          The Company shall not report a loss for the quarter ending December 31, 2018 (as reported on the Company’s financial statements delivered to Holder no later than thirty (30) days after the end of the December 31, 2018, prepared in a manner consistent with prior reporting periods).

(c)          The Company shall not have cash (excluding all other current assets) of less than $250,000.00 in any two consecutive months (as reported on the Company’s balance sheet delivered to Holder no later than fifteen days after the end of the applicable month, prepared in a manner consistent with prior reporting periods).”

(f)          A new Section 16 is hereby added to the Note as follows:

“16.         Warrant Coverage. Commencing on October 1, 2017 and continuing on the first day of each subsequent quarter until the obligations under this Note are paid and satisfied in full, the Company shall issue Holder a warrant substantially in the form attached hereto as Exhibit A (a “Warrant”) to purchase shares of the Company’s Common Stock, no par value (Common Stock”). The number of shares of Common Stock purchasable under a Warrant shall be equal to

(a)          For each quarter until and including Q1 2019, 4,000 shares of Common Stock.

(b)          For Q2 2019, 3,500 shares of Common Stock.

(c)          For Q3 2019, 2,300 shares of Common Stock.

(d)          For Q4 2019, 1,100 shares of Common Stock.

All Warrants issued pursuant to this Section 15 will be exercisable, at a price of $2.40 per share of Common Stock, subject to adjustment, for a period of 10 years after the date of issuance.”

(g)          A Warrant in the form attached to this Amendment as Attachment A is hereby added to the Note as Exhibit A.

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3.            Continuing Effect. Except as expressly set forth in this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions, or other provisions of the Note, and the Note shall remain unchanged and shall continue in full force and effect, as amended hereby.

4.            Conditions to Effectiveness. This Amendment shall become effective upon:

(a)          the execution and delivery of a counterpart of this Amendment by each of the Company and the Holder; and

(b)          payment, within 30 days following the date of this Amendment, of a $10,000 amendment fee by the Company to the Holder, which fee shall be non-refundable.

5.            Governing Law. This Amendment shall be governed by and construed under the laws of the State of Georgia, as applied to agreements among Georgia residents, made and to be performed entirely within the State of Georgia, without giving effect to conflicts of laws principles.

6.            Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

GROUNDFLOOR FINANCE INC.
A Georgia corporation

By:	/s/ Brian Dally
Name: Brian Dally
Title: Chief Executive Officer

[Signature Page to Third Amendment to Promissory Note and Security Agreement]

ISB DEVELOPMENT CORP.

By:	/s/ Sserguei Kouzmine
Name: Serguei Kouzmine
Title: President

[Signature Page to Third Amendment to Promissory Note and Security Agreement]

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. SUCH SECURITIES ARE BEING ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH STATE LAWS COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO GROUNDFLOOR FINANCE, INC., THAT REGISTRATION UNDER THE ACT AND SUCH STATE LAWS IS NOT REQUIRED.

GROUNDFLOOR FINANCE, INC.
WARRANT

Warrant No. ____	_______ Shares

Original Issue Date: ________, 201_

THIS CERTIFIES THAT, FOR VALUE RECEIVED, ______________ (the “Holder”) may purchase, on the terms and conditions set forth herein, a total of __________ shares of Common Stock, no par value (the “Common Stock”), of Groundfloor Finance, Inc., a Georgia corporation (the “Company”), at an exercise price of $2.40 per share (the “Exercise Price”), subject to adjustment as described below.

Each share of Common Stock as to which this Warrant is exercisable is a “Warrant Share,” and all such shares are collectively “Warrant Shares.”

Section 1.          Exercise of Warrant.

(a)          Subject to Subsection 1(d), this Warrant may be exercised, in whole or in part, at any time or from time to time on and after the Original Issue Date and before 5:00 p.m., Eastern Time, ___________, 202_ [TEN YEARS FROM THE ORIGINAL ISSUE DATE] (the “Expiration Date”), by delivery to the Company at its office at: 75 5th St NW, Suite 2170, Atlanta, GA 30308 Attention: CEO, of (i) an Exercise Notice in the form thereof attached hereto as Exhibit A (the “Exercise Notice”), properly executed and completed by the registered Holder or an authorized officer thereof, (ii) a check payable to the order of the Company, or a wire transfer, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, (iii) this Warrant, and (iv) properly executed and delivered signature pages to all agreements required to be executed as requested by the Company pursuant to Section 4(c) (the items specified in (i), (ii), (iii), and (iv) are collectively the “Exercise Materials”).

(b)          In lieu of the payment methods set forth in Subsection 1(a)(ii) above, the Holder may elect to exercise this Warrant by means of a “cashless exercise” whereby the Holder shall exchange such number of Warrant Shares with a value equal to the product of the Exercise Price multiplied by the number of Warrant Shares subject to the exercise. If Holder elects to exercise this Warrant by means of a “cashless exercise” as provided in this Subsection 1(b), the Holder shall tender to the Company the Warrant along with written notice of the Holder’s election to exchange the number of Warrant Shares equal to the aggregate exercise price as payment for the number of Warrant Shares to be issued to the Holder, and the Company shall issue to the Holder the number of Warrant Shares computed using the following formula:

X = Y (A-B)

   A

Where X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares under the Warrant being exercised (as adjusted to the date of such calculation).

A = the Current Market Price (as defined below) at the date of such calculation.

B = Exercise Price (as adjusted to the date of such calculation).

The term “Current Market Price” shall mean with respect to each Warrant Share:

(i)          if this Warrant is exercised in connection with the initial public offering of the Company’s then-current common stock (“Current Common Stock”), the Current Market Price shall be the product of (x) the per share offering price to the public of the Company’s initial public offering and (y) the number of shares of Current Common Stock into which each Warrant Share is convertible at the time of such exercise;

(ii)         if the Current Common Stock is traded on a national securities exchange, the Current Market Price shall be deemed to be the product of (A) the average of the closing prices of the Current Common Stock over a twenty-one (21) day period ending three days before the day the Current Market Price of Warrant Shares is being determined multiplied by (B) the number of shares of Current Common Stock into which each Warrant Share is convertible at the time of such exercise;

(iii)        if the Current Common Stock is not listed on a national securities exchange but is actively traded over-the-counter, the Current Market Price shall be deemed to be the product of (A) the average of the closing bid and asked prices of the Current Common Stock reported by the National Quotation Bureau (or similar system) over the twenty-one (21) day period ending three days before the day the Current Market Price of Warrant Shares is being determined multiplied by (B) the number of shares of Current Common Stock into which each Warrant Share is convertible at the time of such exercise; or

(iv)        if at any time the Current Common Stock is not listed on any national securities exchange or actively traded in the over-the-counter market, the Current Market Price of Warrant Shares shall be the price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Current Common Stock sold by the Company, as determined in good faith by the Board, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the holders of Current Common Stock receive securities and/or other property in exchange for their Current Common Stock, in which case the Current Market Price of Warrant Shares at the time of such merger, acquisition or other consolidation shall be deemed to be the value of the securities and other property received by the holders of the Current Common Stock per share of Current Common Stock pursuant to such merger, acquisition or other consolidation.

(c)          Subject to Subsection 1(d), upon timely receipt of the Exercise Materials, the Company will, as promptly as practicable, and in any event within 5 business days after its receipt of the Exercise Materials, execute or cause to be executed and delivered to such registered Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice and, (x) if the Warrant is exercised in full, a copy of this Warrant marked “Exercised,” or (y) if the Warrant is partially exercised, a copy of this Warrant marked “Exercised” together with a new Warrant on the same terms for the unexercised balance of the Warrant Shares. All of the certificates evidencing Warrant Shares will bear the legend set forth in Section 4 hereof. The stock certificate or certificates will be registered in the name of the registered Holder of this Warrant or such other name as may be designated in the Exercise Notice. The date on which the Warrant is deemed to have been exercised (the “Exercise Date”), and the date the person in whose name any certificate for Warrant Shares is issued is deemed to have become the holder of record of such shares, is the date the Company receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Warrant Shares, except that, if the date on which the Company receives the Exercise Materials is a date when the Company’s stock transfer books are closed, the Exercise Date will be the date the Company receives the Exercise Materials, and the date such person is deemed to have become the holder of the Warrant Shares will be the next succeeding date on which the stock transfer books are open.

(d)          Notwithstanding Subsections 1(a) and (c), the Company’s obligations under this Warrant are void if the Holder has breached his or her obligations or representations under Sections 4 and 5 hereof.

(e)          All shares of Common Stock issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect thereto.

Section 2.          Adjustments to Warrant Shares and Exercise Price. The number of Warrant Shares issuable upon the exercise hereof and the Exercise Price payable upon exercise hereof are subject to adjustment as follows:

(a)          If the Company is a party to a Triggering Transaction (as defined below), then (immediately following such Triggering Transaction) this Warrant will be exercisable for the kind and number of securities or amount and kind of property of the Company (or the corporation or other entity resulting from such Triggering Transaction (the “Successor Company”)) to which a holder of the number of shares of Common Stock deliverable upon the exercise (immediately prior to the time of such Triggering Transaction) of this Warrant would have been entitled upon consummation of such Triggering Transaction; and in any such case appropriate adjustments will be made in the application of the provisions set forth herein with respect to the rights and interest of the registered Holder of this Warrant, such that the provisions set forth herein will thereafter correspondingly be made applicable, as nearly as may reasonably be possible, in relation to the number and kind of securities or the type and amount of property thereafter deliverable upon the exercise of this Warrant. A “Triggering Transaction” means (i) a consolidation, share exchange or merger with, or the sale of all or substantially all of the Company’s assets to, any person, or (ii) a consolidation or merger in which the Company is the surviving corporation but a reclassification or change of the shares of the Company’s Common Stock occurs.

This Subsection 2(a) applies to all subsequent Triggering Transactions. Any adjustment required by this Subsection 2(a) must be set forth in an undertaking, delivered to the registered Holder of this Warrant and executed by the Successor Company, that provides that the Holder of this Warrant may exercise this Warrant for the kind and number of securities or amount and kind of property of the Successor Company or to which the holder of a number of shares of Common Stock deliverable upon exercise (immediately prior to the time of such Triggering Transaction) of this Warrant would have been entitled upon consummation of such Triggering Transaction. Such undertaking must also provide for future adjustments to the number of Warrant Shares and the Exercise Price in accordance with the provisions set forth in this Section 2.

(b)          If the Company should at any time, or from time to time after the Original Issue Date, fix a record date for the effectuation of a stock split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof will automatically and proportionately increase and the Exercise Price will appropriately decrease by the same proportion as the increase in the number of the Company’s outstanding Common Stock Equivalents resulting from the dividend, distribution, split or subdivision.

(c)          If the Company should at any time or from time to time after the Original Issue Date, fix a record date for the effectuation of a reverse stock split, or a transaction having a similar effect on the number of outstanding shares of the Common Stock, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof will automatically and proportionately decrease and the Exercise Price will appropriately increase by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction.

(d)          If the Company should at any time or from time to time after the Original Issue Date, fix a record date for a reclassification of its Common Stock, then, as of such record date (or the date of the reclassification if no record date is set), this Warrant will thereafter be convertible into such number and kind of securities as would have been issuable as the result of such reclassification to a holder of a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such reclassification, and the Exercise Price will remain unchanged.

Section 3.          No Stockholder Rights.

This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company with respect to the Warrant Shares until shares of Common Stock are issued to the Holder pursuant to the terms of this Warrant.

Section 4.          Transfer of Securities.

(a)          This Warrant is personal to the Holder and may not be transferred or assigned without the Company’s prior written consent. Any purported transfer or assignment in violation of the immediately preceding sentence will be void and of no effect. In addition, this Warrant and the Warrant Shares and any shares of capital stock received in respect thereof (whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise) are not transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws with respect to the transfer of such securities. The Holder of this Warrant, by acceptance of this Warrant, agrees to be bound by the provisions of Sections 4 and 5 hereof and to indemnify and hold harmless the Company against any loss or liability arising from any attempted disposition of this Warrant or the Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

(b)          Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted by the provisions hereof) will be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c)          The Company shall have the right at any time and from time to time to require the Holder to become a party to such stockholders, buy-sell, right of first refusal or other agreement or agreements restricting the transfer, voting, purchase or repurchase of the Warrant Shares to which all other stockholders of the Company are a party or are required to become a party as the Company deems appropriate under the circumstances. Each certificate of the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted by the provisions hereof) will be stamped or otherwise imprinted with a legend as required by the applicable agreement.

Section 5.          Representations of the Holder.

The Holder represents and warrants to the Company as follows:

(a)          Holder is acquiring this Warrant and the Common Stock issuable hereunder for Holder’s own account, not as a nominee or agent, for investment purposes only and not with a view to, or for the resale in connection with, a distribution or other disposition thereof within the meaning of the Securities Act.

(b)          Holder will not, during the term of this Warrant, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of the Warrant except in accordance with the terms of this Warrant.

(c)          Holder understands that the offer and sale of this Warrant and any Common Stock issuable thereunder have not been registered under the Securities Act, and that the same cannot be sold, pledged, assigned or otherwise disposed of unless the same is subsequently registered under the Securities Act or an exemption from such registration is available.

(d)          Holder is fully aware of (i) the highly speculative nature of the investment in this Warrant and any Common Stock issuable thereunder; (ii) the financial hazards involved in the investment in this Warrant and any Common Stock issuable thereunder; and (iii) the lack of liquidity of this Warrant and any Common Stock issuable thereunder, including the restrictions on transferability thereof.

(e)          Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Holder has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of any investment in the Company, has the ability to protect Holder’s own interests in this transaction and is able financially to bear the risks thereof (including total loss of this investment).

(f)          Holder is organized under the laws of the State of Nevada.

Section 6.          Miscellaneous.

(a)          This Warrant’s terms are binding upon and inure to the benefit of any heirs, executors, successors or assigns of the Company and the Holder.

(b)          Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the Company’s books upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

(c)          This Warrant may be divided into separate Warrants covering one share of the Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Warrant at any time, or from time to time, upon the request of the registered holder of this Warrant and the surrender of the same to the Company for such purpose. The Company will promptly issue such subdivided Warrants following any such request and such subdivided Warrants will be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein that is permitted in accordance herewith.

(d)          All notices, requests, demands, and other communications required or permitted under this Warrant and the transactions contemplated herein must be in writing and are deemed duly given, made and received (i) on the date when personally delivered, (ii) on the date following deposit with a recognized national overnight delivery service prior to its dead-line for receiving packages for next day delivery or (iii) on the fifth day after deposit in the United States registered or certified mail with postage prepaid, return receipt requested, in each case addressed as set forth below:

If to the Company:	Groundfloor Finance, Inc.
75 5th St NW, Suite 2170
Atlanta, GA 30308
Attention: CEO

If to the Holder, to the Holder’s address appearing on the Company’s books.

(e)          This Warrant shall be governed by and construed under the laws of the State of Georgia, as applied to agreements among Georgia residents, made and to be performed entirely within the State of Georgia, without giving effect to conflicts of laws principles.

(f)          Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in case of loss, theft or destruction, upon the agreement of the Holder to indemnify the Company against any claims arising in connection with such lost, stolen or destroyed Warrant, or in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

(g)          If any one or more of the provisions of this Warrant is for any reason held invalid, illegal or unenforceable, this Warrant’s remaining provisions will be unimpaired, and the invalid, illegal or unenforceable provision will be replaced by a valid, legal and enforceable provision that comes closest to the intention underlying the invalid, illegal or unenforceable provision.

[SIGNATURES FOLLOW ON NEXT PAGE]

[signature page to Groundfloor Finance, Inc. Warrant]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the Original Issue Date.

Groundfloor Finance, Inc.

By:
Name:
Title:

Holder:

ISB Development Corp.

By:
Serguei Kouzmine, President

EXHIBIT A

FORM EXERCISE NOTICE

TO: GROUNDFLOOR FINANCE, INC.

The undersigned hereby irrevocably elects to exercise the attached Warrant and purchase shares of the Common Stock of Groundfloor Finance, Inc., and (check the applicable box):

☐	Hereby makes payment of $____________ for ______________ shares of the Common Stock of Groundfloor Finance, Inc. in accordance with the provisions of Subsection 1(a) of the Warrant in payment of the purchase price thereof.
☐	Elects the cashless exercise option pursuant to Subsection 1(b) of the Warrant for the purchase of ______________ shares of the Common Stock of Groundfloor Finance, Inc., and accordingly requests delivery of a net of ______________ shares of the Common Stock of Groundfloor Finance, Inc.

INSTRUCTIONS FOR REGISTRATION

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:
(Please type or print in block letters)

Address:

By:
Name:
Title: